Exhibit 99.1

Editas Medicine Announces Fourth Quarter and Full Year 2022 Results and
Business Updates

Commenced parallel patient dosing in the EDIT-301 RUBY trial for SCD, following clinical proof-of-concept demonstrated last quarter

On track to provide clinical update for RUBY trial by mid-2023 and dose 20 total patients by year-end

On track to dose first patient in EDIT-301 EDITHAL trial for TDT in Q1 2023 and provide clinical update by year-end

Entered into definitive agreement to sell iNK cell franchise and out-license certain gene editing technologies to Shoreline Biosciences

CAMBRIDGE, Mass., Feb. 22, 2023 – Editas Medicine, Inc. (Nasdaq: EDIT), a clinical stage genome editing company, today reported business highlights and financial results for the fourth quarter and full year 2022.

“I’m proud of our team’s achievements in 2022, as we showed proof-of-concept in two clinical programs, hired a world-class CMO, and initiated our strategic transformation,” commented Gilmore O’Neill, M.B., M.M.Sc., President and Chief Executive Officer, Editas Medicine. “We entered 2023 with the objective of positioning Editas as a leader in programable in vivo gene editing and have begun executing on a new strategy underpinned by three pillars: sharpening our discovery and development focus; strengthening our discovery engine and technological capabilities; and expanding our business development efforts. Our team is energized by this new strategic direction as we continue to progress towards becoming a commercial-stage organization.”

Recent Achievements and Outlook

Ex Vivo Hemoglobinopathies

●	EDIT-301 for Sickle Cell Disease (SCD)
o	After completing sequential dosing of the first two patients, Editas Medicine has commenced parallel patient dosing in the Phase 1/2 RUBY trial for severe SCD, and remains on track to dose 20 total SCD patients by year-end.
o	The Company remains on track to present a clinical update from the RUBY trial by mid-2023.
o	In December 2022, Editas Medicine announced positive safety and efficacy data from the first two patients treated in the RUBY trial, suggesting clinical proof-of-concept.

●	EDIT-301 for Transfusion-dependent Beta Thalassemia (TDT)
o	Editas Medicine remains on track to dose the first patient in the Phase 1/2 EDITHAL trial for TDT in Q1 2023.
o	The Company remains on track to present data from the EDITHAL trial by year-end.
●	Alternative HSC Transplantation Preconditioning
o	Editas Medicine is in early stage research for the development of non-myeloablative patient preconditioning regimens for hematopoietic stem cell (HSC) transplantations.

In Vivo Medicines

●	HSCs
o	Editas Medicine is in the discovery stage of developing a product for in vivo editing of HSCs.
●	Other Organs & Tissues
o	Editas Medicine is in the discovery stage of developing products for in vivo editing of other tissues.
o	In November 2022, Editas Medicine announced clinical data demonstrating proof-of-concept of EDIT-101 from the Phase 1/2 BRILLIANCE trial for the treatment of blindness due to LCA10, an inherited retinal disease. The Company also announced it will pause enrollment in the trial and seek to identify a collaboration partner.

Business Development & Other Corporate Highlights

●	iNK Cell Franchise
o	In January 2023, the Company announced that it had entered into a definitive agreement with Shoreline Biosciences, under which Shoreline will acquire Editas Medicine’s preclinical gene edited induced pluripotent stem cell (iPSC) derived natural killer cell (iNK) programs, including EDIT-202, and related manufacturing technologies. Additionally, Shoreline will license Editas Medicine’s rights to proprietary SLEEK (SeLection by Essential-gene Exon Knock-in) and AsCas12a gene editing technologies.

●	Alpha-Beta T Cells for Oncology
o	Bristol Myers Squibb (BMS) recently opted into three additional gene editing programs under the collaboration agreement with Editas Medicine and declared one new development candidate, further validating the Company’s technology, and marking 11 total programs opted into by BMS since the start of the collaboration.

Fourth Quarter and Full Year 2022 Financial Results

Cash, cash equivalents, and marketable securities as of December 31, 2022, were $437.4 million, compared to $478.5 million as of September 30, 2022, and $619.9 million as of December 31, 2021. The Company expects that its existing cash, cash equivalents and marketable securities will fund operating expenses and capital expenditures into 2025.

Fourth Quarter 2022

●	For the three months ended December 31, 2022, net loss attributable to common stockholders was $60.7 million, or $0.88 per share, compared to net loss of $41.4 million, or $0.61 per share, for the same period in 2021.

●	Collaboration and other research and development revenues decreased by $6.0 million to $6.5 million for the three months ended December 31, 2022, compared to $12.5 million for the same period in 2021. The decrease was primarily attributable to a decrease in collaboration related milestones.

●	Research and development expenses increased by $14.4 million to $52.0 million for the three months ended December 31, 2022, from $37.6 million for the same period in 2021. The increase is principally related to increased clinical and manufacturing investment in the Company’s EDIT-301 program and a one-time charge incurred as part of the Company pausing internal investment in EDIT-101.

●	General and administrative expenses increased by $1.5 million to $18.0 million for the three months ended December 31, 2022, from $16.5 million for the same period in 2021. The increase was attributable to increased employee-related expenses and patent expenses in the three months ended December 31, 2022.

Full Year 2022

●	For the full year 2022, net loss attributable to common stockholders was $220.4 million, or $3.21 per share, compared to $192.5 million, or $2.85 per share, for the same period in 2021.

●	Collaboration and other research and development revenues were $19.7 million for 2022, compared to $25.5 million for 2021. The $5.8 million decrease was primarily attributable decreased revenue recognized in the year ended December 31, 2022 related to the Company’s collaboration agreement with BMS.

●	Research and development expenses were $175.0 million for 2022, compared to $142.5 million for 2021. The $32.5 million increase was attributable to increases in manufacturing and clinical-related expenses, including costs related to EDIT-301, as well as employee-related expenses to support clinical programs,and a one-time charge incurred as part of the Company pausing internal investments in EDIT-101.

●	General and administrative expenses were $70.7 million for 2022, compared to $76.2 million for 2021. The $5.5 million decrease was primarily attributable to decreased stock-based compensation expense related to the vesting of certain equity awards, as well as stock-based compensation expenses that were granted to the former CEO and certain other employees in 2021 that did not occur in the year ended December 31, 2022.

Editas Medicine plans to participate in the following investor events:

●	Cowen 43rd Annual Health Care Conference

March 6, 2023 – Boston, MA

Conference Call

The Editas Medicine management team will host a conference call and webcast today at 8:00 a.m. ET to provide and discuss a corporate update and financial results for the fourth quarter and full year of 2022. To access the call, please dial 877-407-0989 (domestic) or 201-389-0921 (international) and ask for the Editas Medicine earnings call. A live webcast of the call will also be available on the Investors section of the Editas Medicine website at www.editasmedicine.com, and a replay will be available approximately two hours after its completion.

About Editas Medicine

As a clinical stage genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cas12a genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute and Harvard University’s Cas9 patent estates and Broad Institute’s Cas12a patent estate for human medicines. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements regarding the initiation, timing, progress and results of the Company’s preclinical and clinical studies and its research and development programs, including dosing 20 total patients by year-end in the RUBY trial and dosing the first patient in the EDITHAL trial in the first quarter of 2023, the timing for the Company’s receipt and presentation of data from its clinical trials and preclinical studies, including a clinical update for the RUBY trial by mid-2023 and presentation of data from the EDITHAL trial by year-end, potential of, and expectations for, the Company’s product candidates, the timing or likelihood of regulatory filings and approvals, and the Company’s expectations regarding cash runway. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of pre-clinical studies and clinical trials, including the RUBY and EDITHAL trials, and clinical development of the Company’s product candidates, including EDIT-301; availability and timing of results from pre-clinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as updated by the Company’s subsequent filings with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release represent Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

EDITAS MEDICINE, INC.

Consolidated Statement of Operations

(amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Collaboration and other research and development revenues	$6,536	$12,469	$19,712	$25,544
Operating expenses:
Research and development	51,998	37,552	174,958	142,507
General and administrative	17,984	16,526	70,704	76,183
Total operating expenses	69,982	54,078	245,662	218,690
Operating loss	(63,446)	(41,609)	(225,950)	(193,146)
Other income, net:
Other income(expense), net	1,289	(325)	1,293	(1,698)
Interest income, net	1,419	499	4,225	2,342
Total other income, net	2,708	174	5,518	644
Net loss	$(60,738)	$(41,435)	$(220,432)	$(192,502)
Net loss per share attributable to common stockholders, basic and diluted	$(0.88)	$(0.61)	$(3.21)	$(2.85)
Weighted-average common shares outstanding, basic and diluted	68,793,157	68,355,723	68,664,822	67,619,388

EDITAS MEDICINE, INC.

Selected Consolidated Balance Sheet Items

(amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2022	2021

Cash, cash equivalents, and marketable securities	$437,371	$619,915
Working capital	296,644	460,426
Total assets	514,321	677,483
Deferred revenue, net of current portion	60,667	60,888
Total stockholders' equity	360,680	553,642

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Media Contact:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com

Investor Contact:

Ron Moldaver

(617) 401-9052

ir@editasmed.com